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                                                                    EXHIBIT 23.2

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Shareholders of Harris Interactive Inc.

Our audits of the consolidated financial statements referred to in our report dated August 3, 2000 appearing in this Annual Report on Form 10-K of Harris Interactive Inc. also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/S/ PRICEWATERHOUSECOOPERS LLP

Rochester, New York
August 3, 2000